Exhibit 99(m)

                             PruLife Advisor Select
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

Hypothetical Gross Annual Investment Return              6.00%
less       Arithmetic Average of
           Total Contractual Porfolio Expenses   -       2.12%
less       Guaranteed
           Mortality and Expense Fee             -       0.45%
                                                       ========
Fund Crediting Rate (Net Annual Investment Rate) =       3.43%

                            (27)(m) Fund Dedeuctions

                             PruLife Advisor Select
                           Prospectus Filing May 2003

Male Preferred Best NonSmoker  Level Death Benefit  (Type A)
Age:        35                 CVAT
Face:  250,000                 Maximum Charges
TTR:         0                 Assume Annual Payment of $1,725 in all years
                               Hypothetical Annual Return of 6% Gross, 3.43% Net

Policy --- Year 5

                  (0a)       (0b)        (1)         (2)        (3)      (4)        (5)         (6)       (7)        (8)
                  BOP         BOP                               Per      Per       Montly                Total
                Contract     Accum     Premium    Per Policy  Premium  $1,000       Cost       Monthly  Contract    Surrender
  Month  YEAR     Fund       Prems      Paid        Loads      Loads    Load       Of Ins     Interest    Fund       Chages
  -----  ----     ----       -----      ----        -----      -----    ----       ------     --------    ----       ------
    1      5      1,666      7,618      1,725         20        233      35          45           9       3,067       1,166
    2      5      3,067      9,374         --         20         --      35          45           8       2,975       1,166
    3      5      2,975      9,404         --         20         --      35          45           8       2,882       1,166
    4      5      2,882      9,435         --         20         --      35          45           8       2,790       1,166
    5      5      2,790      9,466         --         20         --      35          45           8       2,697       1,166
    6      5      2,697      9,497         --         20         --      35          45           7       2,604       1,166
    7      5      2,604      9,528         --         20         --      35          45           7       2,511       1,166
    8      5      2,511      9,559         --         20         --      35          45           7       2,417       1,166
    9      5      2,417      9,591         --         20         --      35          45           7       2,323       1,166
   10      5      2,323      9,622         --         20         --      35          45           6       2,229       1,166
   11      5      2,229      9,654         --         20         --      35          45           6       2,134       1,166
   12      5      2,134      9,685         --         20         --      35          46           6       2,039       1,166


                    (9)        (10)         (11)       (12)       (13)         (14)
                   Total       EOP                     EOP        EOP          EOP
                   Cash       Basic       Corridor   Corridor    Death        Accum
  Month   YEAR   Surr Value    DB          Factor       DB      Benefits    Prems Paid
  -----   ----   ----------    --          ------       --      --------    ----------
    1       5      1,900     250,000        3.57      10,948     250,000       9,374
    2       5      1,808     250,000        3.57      10,620     250,000       9,404
    3       5      1,716     250,000        3.57      10,290     250,000       9,435
    4       5      1,623     250,000        3.57       9,960     250,000       9,466
    5       5      1,531     250,000        3.57       9,628     250,000       9,497
    6       5      1,438     250,000        3.57       9,296     250,000       9,528
    7       5      1,344     250,000        3.57       8,963     250,000       9,559
    8       5      1,251     250,000        3.57       8,628     250,000       9,591
    9       5      1,157     250,000        3.57       8,293     250,000       9,622
   10       5      1,062     250,000        3.57       7,957     250,000       9,654
   11       5        968     250,000        3.57       7,619     250,000       9,685
                 -------                                        --------      ------
   12       5        873     250,000        3.57       7,281     250,000       9,717
                 -------                                        --------      ------

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $1,725

(2)   Per Policy load = $20 per month.

(3)   Sales and Admin Load = 13.5% of premium paid

(4)   Per $1,000 load - $0.14 per month per 1,000 of insurance amount

(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male
      NonSmoker

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=3.43% is the crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8) Surrender Charges = Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $2160 and surrender charge percentage = 54% for the 5th policy year.

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11) Corridor factor - cash value accumulation corridor factor for Male age 35 NonSmoker CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5

                            (27)(m) Fund Dedeuctions